UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2009

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.		20036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

At the Annual Meeting of Stockholders of Liquidity Services, Inc. (the “Company”) held on February 2, 2009, stockholders approved an increase of 5,000,000 shares of the Company’s common stock available for issuance under the Company’s 2006 Omnibus Long-Term Incentive Plan (the “Plan”) to a total of 10,0000,000 shares, and an increase in the number of shares that may be issued as Incentive Stock Options under the Plan to 10,000,000 shares (subject to the overall limit of 10,000,000 awards under the Plan).

The Plan was originally filed as Exhibit 10.10 to Amendment No. 3 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2006.  The Plan, as amended and restated, will be filed as an exhibit to the Company’s next periodic report or registration statement filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: February 6, 2009	By:	/s/James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary